FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement ("Amendment") is entered into as of May 9, 2005 by and between SBS Technologies, Inc., a New Mexico corporation ("Borrower") and Wells Fargo Bank, National Association ("Bank").

RECITALS

    Borrower and Bank entered into a Credit Agreement ("Agreement") as of March 30, 2005.

    Borrower and Bank wish to amend certain covenants in the Agreement.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower agree as follows:

      All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

      Section 4.9(a) shall be deleted in its entirety and the following shall be substituted therefor:

      (a) Adjusted Tangible Net Worth not less than $109,129,000 plus fifty percent (50%) of the quarterly net income (excluding quarters of negative net income) beginning with the third quarter of fiscal year 2005 plus one hundred percent (100%) of all equity offerings after the date hereof, less intangible assets associated with any acquisition funded by such equity. As used herein, "Adjusted Tangible Net Worth" means the aggregate of total stockholders' equity less the aggregate of any intangible assets; any treasury stock; any obligations due from stockholders, employees and/or affiliates; and foreign currency translation adjustments.

      Section 4.9(b) shall be amended to provide "Tangible Net Worth" means the aggregate of total stockholder equity less the aggregate of any intangible assets, any treasury stock and any obligations due from stockholders, employees and/or affiliates.

      Except as specifically provided herein, all of the terms and conditions contained in the Agreement shall remain unchanged, in full force and effect and are hereby ratified.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SBS TECHNOLOGIES, INC., a New Mexico corporation

By: /S/ James E. Dixon

Name: James E. Dixon

Title: Executive Vice President and CFO

WELLS FARGO BANK, National Association

By: /S/ Daniel A. Conklin

Name: Daniel A. Conklin

Title: Vice President